As filed with the Securities and Exchange Commission on August 20, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Address of Principal Executive Offices)(Zip Code)

Kratos Defense & Security Solutions, Incorporated 2014 Equity Incentive Plan

(Full title of the plan)

Deanna H. Lund

Executive Vice President and Chief Financial Officer

Kratos Defense & Security Solutions, Inc.

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Name and address of agent for service)

(858) 812-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Kratos Defense & Security Solutions, Incorporated 2014 Equity Incentive Plan (4) Common Stock, par value $0.001 per share	3,097,322	$7.75	$24,004,246	$3,092

(1)          Each share of common stock, par value $0.001 per share (“Common Stock”), of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Registrant”), includes a right to purchase one one-hundredth of a share of Series C Preferred Stock of the Registrant, par value $0.001 per share, under certain circumstances in accordance with the Rights Agreement, dated December 16, 2004, as amended.

(2)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on August 18, 2014, as reported on the NASDAQ Global Select Market.

(4)          Represents 1,550,000 shares of Common Stock authorized to be issued under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”), plus 1,547,322 shares of Common Stock that were subject to outstanding stock awards granted under prior plans or outside of prior plans and which have expired or terminated; been forfeited, cancelled, or returned to the Registrant; or reacquired or withheld to satisfy tax withholding obligations since March 27, 2014 and therefore have been added to the share reserve and are available for issuance under the 2014 Plan pursuant to the plan’s terms (the “Returning Shares”).  The Returning Shares that are registered under this Registration Statement were originally subject to outstanding stock awards granted under the following prior plans and non-plan grants:  1999 Equity Incentive Plan (21,175 shares of Common Stock); 2005 Equity Incentive Plan (5,390 shares of Common Stock); 2011 Equity Incentive Plan (7,000 shares of Common Stock);  2012 restricted stock unit agreements for stand-alone inducement grants (1,485,000 shares of Common Stock); Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan (2,591 shares of Common Stock); 1999 Digital Fusion, Inc. Stock Option Plan (2,061 shares of Common Stock ); Digital Fusion, Inc. non-plan grants (2,150 shares of Common Stock); Henry Bros. Electronics, Inc. 2007 Stock Option Plan (16,201 shares of Common Stock);  Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan (1,610 shares of Common Stock);  and Amended and Restated Herley Industries, Inc. 2010 Stock Plan (4,144 shares of Common Stock).

INTRODUCTORY NOTES

On May 14, 2014, the Registrant held its annual meeting of stockholders, at which the Registrant’s stockholders approved the adoption of the 2014 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)         The Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s fiscal year ended December 29, 2013 filed with the Commission on March 12, 2014;

(b)         The Registrant’s quarterly reports on Form 10-Q for the quarters ended March 30, 2014 and June 29, 2014 filed with the Commission on April 30, 2014 and August 7, 2014, respectively;

(c)          The Registrant’s current reports on Form 8-K filed with the Commission on January 22, 2014, May 9, 2014 and May 15, 2014;

(d)         The Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 11, 2014;

(e)          The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description; and

(f)           The description of the Purchase Rights for the Registrant’s Series C Preferred Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on December 17, 2004, as modified by the Registrant’s Registration Statement on Form 8-A12B, filed under Section 12(b) of the Exchange Act on September 16, 2009, and including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  The Registrant’s second amended and restated bylaws provide for indemnification of its directors, officers, employees and agents to the maximum extent permitted by the Delaware General Corporation Law.  The Registrant’s amended and restated certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law.  The Registrant has entered into indemnification agreements with its officers and directors and it maintains directors and officers liability insurance.

Item 7.         Exemption From Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/14/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.9	Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

4.10	Amendment No. 1 to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	5/15/12	4.1

4.11

Indenture, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Agent.

		8-K	05/14/2014

4.12

Registration Rights Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and SunTrust Robinson Humphrey, Inc., as Representative of the Initial Purchasers.

		8-K	05/14/2014

5.1	Opinion of Counsel, DLA Piper LLP (US).				X

23.1	Consent of Counsel, DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.				X

23.3	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

24.1	Power of Attorney (contained in the signature pages of this Registration Statement).				X

99.1	Kratos Defense & Security Solutions, Inc. 2014 Equity Incentive Plan.	DEF 14A	04/11/14	Annex A

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of August, 2014.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deborah Butera his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric M. DeMarco	President, Chief Executive Officer and Director	August 20, 2014
Eric M. DeMarco	(Principal Executive Officer)

/s/ Deanna H. Lund	Executive Vice President and Chief Financial Officer	August 20, 2014
Deanna H. Lund	(Principal Financial Officer)

/s/ Richard Duckworth	Vice President and Corporate Controller	August 20, 2014
Richard Duckworth	(Principal Accounting Officer)

/s/ Scott I. Anderson	Director	August 20, 2014
Scott I. Anderson

/s/ Bandel L. Carano	Director	August 20, 2014
Bandel L. Carano

/s/ William A. Hoglund	Director	August 20, 2014
William A. Hoglund

/s/ Scot B. Jarvis	Director	August 20, 2014
Scot B. Jarvis

/s/ Jane E. Judd	Director	August 20, 2014
Jane E. Judd

/s/ Samuel N. Liberatore	Director	August 20, 2014
Samuel N. Liberatore

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/14/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

4.9	Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

4.10	Amendment No. 1 to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	5/15/12	4.1

4.11

Indenture, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Agent.

		8-K	05/14/2014

4.12

Registration Rights Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and SunTrust Robinson Humphrey, Inc., as Representative of the Initial Purchasers.

		8-K	05/14/2014

5.1	Opinion of Counsel, DLA Piper LLP (US).				X

23.1	Consent of Counsel, DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.				X

23.3	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

24.1	Power of Attorney (contained in the signature pages of this Registration Statement).				X

99.1	Kratos Defense & Security Solutions, Inc. 2014 Equity Incentive Plan.	DEF 14A	04/11/14	Annex A